EXHIBIT 1.01

APPLIED MATERIALS, INC.

CONFLICT MINERALS REPORT

FOR YEAR ENDED DECEMBER 31, 2016

This is the Conflict Minerals Report of Applied Materials, Inc., including its subsidiaries (collectively, “Applied” or the “Company”), prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. Terms used in this report have the meaning specified in Rule 13p-l and/or Form SD issued by the Securities and Exchange Commission, except as otherwise expressly defined herein. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite (coltan) and wolframite (and their derivatives, tin, tantalum and tungsten, respectively), and gold, regardless of the geographic origin of the minerals and whether or not they fund armed conflict. This report pertains to products manufactured from January 1 through December 31, 2016 for which any conflict minerals are necessary to the functionality or production of the product, as described further below.

Company Overview

A global company with a broad set of capabilities in materials engineering, Applied provides manufacturing equipment, services (including spare parts) and software to the global semiconductor, display, solar photovoltaic (PV) and related industries, and reports these products under three segments: Semiconductor Systems, Display & Adjacent Markets and Applied Global Services.

Applied does not directly purchase raw ore or unrefined conflict minerals, nor does it have a direct relationship with any mines of origin or with any smelters or refiners (collectively, “smelters”) that process these minerals. Rather, Applied is a downstream company with an extensive and complex supply chain from which it purchases parts, components and assemblies (collectively, “Parts”). The Company’s manufacturing activities consist primarily of the assembly, testing and integration of various proprietary and commercial Parts that are used to manufacture systems. Applied has a distributed manufacturing model under which manufacturing and supply chain activities are conducted at its facilities, or those of contract manufacturers, located in various countries. Applied’s equipment products, due to their size and complexity, generally consist of thousands of Parts sourced from a multitude of suppliers. Applied relies on its direct suppliers to provide information on the origin of any conflict minerals contained in Parts they sell to the Company, including the source of conflict minerals they obtain from lower tier suppliers and smelters.

Products Covered by this Report

Tantalum, tin, tungsten and gold are metals commonly used in the electronics and related industries due to physical properties that make them well-suited for a variety of applications, such as in cables, printed circuit boards, power supplies, capacitors, solder alloys and certain plastics. As a result, all or substantially all of Applied’s equipment products, and many of its spare parts products, manufactured in 2016 include components for which one or more conflict minerals are necessary to the functionality or production of the product and are therefore considered “Covered Products” for purposes of this report. The following is a general description of Covered Products by reporting segment.

Semiconductor Systems. Applied’s Semiconductor Systems segment develops, manufactures and sells a wide range of manufacturing equipment used to fabricate semiconductor chips, also referred to as integrated circuits (ICs). The Semiconductor Systems segment includes semiconductor capital equipment for deposition, etch, ion implantation, rapid thermal processing, chemical mechanical planarization, metrology and inspection, and wafer packaging. Most of these are single-wafer systems with multiple process chambers attached to one of nine basic platforms: the Endura®, Centris®, Centura®, OlympiaTM, Producer®, Reflexion®, Raider®, VIISta® and Vantage® platforms. Applied’s metrology and inspection tools, which include the PROVision™, UVision®, SEMVision™ and VeritySEM® systems, are used to locate, measure and analyze critical defects and features on the wafer during various stages of the fabrication processes. The majority of Applied’s new equipment sales are to leading integrated device manufacturers and foundries worldwide.

Display and Adjacent Markets. This segment is comprised of products for manufacturing liquid crystal displays (LCDs), organic light-emitting diodes (OLEDs), and other display technologies for TVs, personal computers (PCs), tablets, smart phones and other consumer-oriented devices as well as equipment for flexible substrates. While similarities exist between the technologies utilized in semiconductor and display fabrication, the most significant differences are in the size and composition of the substrate. Substrates used to manufacture display panels and other devices are typically glass, although newer flexible materials are entering the market. The Display and Adjacent Markets segment offers a variety of products and technologies, including: the AKT® Electron Beam Array Test system for array test, AKT® PECVD systems for CVD, AKT® Aristo™ and PiVot™ systems for PVD, and AKT® TFE systems for thin-film encapsulation. It also includes flexible coating systems that utilize physical vapor deposition, thermal evaporation, chemical vapor deposition and e-beam technology to deposit thin layers of metal onto flexible substrates for packaging, flexible electronics and security industries. These systems include TopBeam™, TopMet™ and SmartWeb®.

Applied Global Services. This segment provides integrated solutions to optimize equipment and fab performance and productivity, including spares, upgrades, services, remanufactured earlier generation equipment and factory automation software for semiconductor, display and other products.

Other Products. Applied’s Baccini® systems are used for fabricating crystalline-silicon (c-Si) solar PV cells.

Applied’s Conflict Mineral’s Compliance Program and Findings

Applied conducted in good faith a reasonable country of origin inquiry (“RCOI”) that it believes was reasonably designed to determine whether any of the necessary conflict minerals in its Covered Products manufactured in 2016 originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “DRC”) or were from recycled or scrap sources. Applied discovered no evidence of sourcing from the DRC. However, based on its RCOI, Applied determined it had insufficient information to conclude either (i) that all of its necessary conflict minerals originated outside the DRC or from CFSI “Compliant” sources within the DRC, or (ii) that all of its necessary conflict minerals came from recycled or scrap sources.

Applied therefore undertook further due diligence on the source and chain of custody of necessary conflict minerals contained in its Covered Products. Its due diligence approach was designed to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition and the related Supplements (“OECD Guidance”).

For calendar year 2016, Applied identified the top direct (or first-tier) suppliers in terms of total spend, suppliers who during the past three years were part of the top direct suppliers by spend, as well as suppliers considered reasonably likely to provide Parts containing conflict minerals based upon the commodity (e.g., suppliers of sputtering targets and suppliers of gold plating) to arrive at a target list of suppliers to be contacted (the “Surveyed Suppliers”). These Surveyed Suppliers represent approximately eighty percent of the Company’s actual total expenditures to all direct suppliers for fiscal year 2016.1 All Surveyed Suppliers responded, and 39% reported they did not provide Parts containing conflict minerals. Of the Surveyed Suppliers who reported they provided one or more Parts containing conflict minerals, all provided smelter names, or in some cases further information such as country location of the smelters. Approximately 68% of Surveyed Suppliers who reported Parts containing conflicts minerals declared that at least some minerals originated from recycled or scrap sources, although with few exceptions, none were traced to a particular Part.

[1]	Applied’s fiscal year ends on the last Sunday in October.

The table below summarizes certain information pertaining to smelters identified by Surveyed Suppliers. The Conflict-Free Sourcing Initiative (“CFSI”), of which Applied is a member, was founded by the Electronics Industry Citizenship Coalition (“EICC”) and the Global eSustainability Initiative. Under the CFSI, “Compliant” smelters are those smelters that have undergone a third party audit, have systems in place to assure sourcing of only DRC conflict free materials, and are therefore identified as compliant with CFSI’s Conflict-Free Smelter Program. “Active” smelters are those that have agreed in writing to produce information and are actively progressing towards a third party audit. The classification of smelters considered Compliant or Active is current as of March 15, 2017.

Number of CFSI “Compliant” smelters (none in the DRC)	237
Number of CFSI “Active” smelters (none in the DRC)	19
Number for which further information is needed to determine CFSI status (“unclassified smelters”)	1,506*
Number of unclassified smelters reported to be located in the DRC	0
Number of non-DRC countries in which unclassified smelters were reported to be located	52

*	Actual number may be lower as data may include distributors or other entities improperly classified as smelters or other inaccuracies.

Attached as Appendix A is a list of the smelters or refiners identified by the Surveyed Suppliers as the facilities that process conflict minerals necessary to their products and that either are (a) CFSI Compliant or (b) CFSI Active. Since the majority of the Surveyed Suppliers reported smelter information at the company level and not at the product level, we do not know with certainty that each smelter or refiner listed in Appendix A processed minerals that were used in the Parts we purchased.

Applied did not discover any evidence of sourcing from smelters in the DRC as a result of its due diligence. The majority of Applied’s Surveyed Suppliers did not identify the specific smelter that processed conflict minerals contained in a particular Part. In addition, for the significant majority of smelters reported by these Suppliers, there is inadequate information available to assess the source of the conflict minerals they process. Therefore, for Covered Products manufactured in 2016, Applied concluded in good faith that it lacks sufficient information to trace the chain of custody of any conflict minerals contained in its Covered Products up through the supply chain to a specific smelter or, in turn, to a country or mine of origin.

Applied’s Due Diligence Process

Applied’s due diligence approach on the source and chain of custody of its necessary conflict minerals was designed to conform in all material respects with the OECD Guidance. The OECD Guidance is an internationally-recognized due diligence framework consisting of a multi-step, risk-based process, certain aspects of which differ depending in part on the position of a company in the supply chain. Applied is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter.

As a downstream provider of finished products, Applied does not have direct relationships with smelters and does not perform or specify audits of such entities upstream in its supply chain. Through its membership and participation in the EICC, CFSI and related working groups, Applied believes that seeking reliable information about smelters in its supply chain from its direct suppliers represents a reasonable and cost-effective approach to determine the mines or other locations of origin of conflict minerals in its products.

Risk Identification and Assessment

In light of the complexity of its supply chain, Applied used a risk-based approach in designing the scope of its RCOI and due diligence process. As previously noted, the Company identified its top direct suppliers in terms of total spend, suppliers who previously were among the top direct suppliers in terms of total spend, as well as other suppliers considered reasonably likely to provide Parts containing conflict minerals, to arrive at the target list of Surveyed Suppliers. Applied also relied on information obtained through multi-industry-wide smelter certification resources, such as the CFSI Conflict-Free Smelter Program.

To collect information on the conflict minerals that may be in Covered Products manufactured in 2016, Applied used the Conflict Minerals Reporting Template (the “Template”) developed by the CFSI. Applied contacted the Surveyed Suppliers and requested them to complete and return the Template with respect to Parts they supply to the Company. The Template was designed to facilitate a supplier’s disclosure of information regarding conflict minerals contained in the supplier’s products, including the country of origin and the name and location of the smelters that process the conflict minerals.

Applied received wholly or partially completed Templates from all of its Surveyed Suppliers. The majority of the responding Surveyed Suppliers provided data at a company or “user defined” level, rather than at a Part number level, a permitted option under the Template. Those suppliers who reported at a user defined level reported data at the business division level. Applied reviewed responses against its criteria to determine which required further engagement, such as those with incomplete, untimely or inconsistent information, and made further inquiries of those suppliers. In addition, Applied checked the smelters identified by the Surveyed Suppliers against the lists published by CFSI of Compliant and Active smelters.

Applied was not required to, and it did not, obtain an independent private sector audit of its due diligence approach.

Risk Mitigation Strategy and Future Due Diligence

As part of its risk management strategy, Applied targeted suppliers who failed to respond adequately to the Company’s request for information. Our sustained supplier outreach efforts enabled us to achieve a 100% response rate from the Surveyed Suppliers, consistent with our results in 2015 (compared to 83% in 2013 and 99% in 2014).

In addition, Applied engaged MetricStream to assist with its supplier outreach effort, including but not limited to data verification, reasonable country of origin inquiry and due diligence process. MetricStream is recognized technology platform that offers a conflict minerals management solution and a full range of services to enable effective compliance with conflict minerals reporting requirements.

Applied intends to continue to enhance its process to identify suppliers who fail to provide a completed Template or do not provide complete and accurate smelter information; to improve its ability to identify suppliers reasonably likely to provide Parts containing conflict minerals; and to focus on efforts to verify and improve the accuracy of information obtained from suppliers through the use of MetricStream, software solutions and other means. Going forward the Company intends to broaden its outreach to suppliers to determine whether the products they supply to Applied contain conflict minerals by targeting its top 80% direct suppliers in terms of total spend, as well as direct suppliers outside that group who previously were included among the Surveyed Suppliers, and to continue efforts to identify suppliers that are considered reasonably likely to provide Parts containing conflict minerals. In addition, Applied intends to improve its ability to link the smelter information its suppliers report to specific products they supply to Applied by requiring suppliers to provide product level Templates for tantalum target, gold plating and special process parts. In support of this effort, Applied intends to continue its conflict minerals training initiatives for suppliers. Applied further has undertaken to report relevant smelter information it obtains to CFSI, and to encourage its suppliers to reach out (or to encourage their own suppliers to reach out) to upstream smelters that provide them with conflict minerals and require that such smelters obtain a “conflict-free” designation from an industry program such as the Conflict-Free Smelter Program.

Forward-Looking Statement Disclaimer

This report includes forward-looking statements, including but not limited those regarding Applied’s expected future supplier diligence and engagement efforts and development of related processes. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from current expectations, including but not limited to: regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; industry developments relating to supply chain diligence, disclosure and other practices; and other risks described in our most recent Form 10-Q and other SEC filings. Forward-looking statements are based on estimates, projections and assumptions as of May 26, 2017, and Applied undertakes no obligation to update any such statements.

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Appendix A

Section 1: Smelters/refiners that are CFSI Compliant

Metal	Smelter / Refiner Name	Country	Smelter ID
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Japan Mint	JAPAN	CID000823

Metal	Smelter / Refiner Name	Country	Smelter ID
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Metal	Smelter / Refiner Name	Country	Smelter ID
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Boliden AB	SWEDEN	CID000157
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605
Gold	Torecom	KOREA (REPUBLIC OF)	CID001955
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Metal	Smelter / Refiner Name	Country	Smelter ID
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Aurubis AG	GERMANY	CID000113
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Istanbul Gold Refinery	TURKEY	CID000814

Metal	Smelter / Refiner Name	Country	Smelter ID
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Metal	Smelter / Refiner Name	Country	Smelter ID
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Metal	Smelter / Refiner Name	Country	Smelter ID
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463

Metal	Smelter / Refiner Name	Country	Smelter ID
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	Dowa	JAPAN	CID000402
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849

Metal	Smelter / Refiner Name	Country	Smelter ID
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	Elmet S.L.U.	SPAIN	CID002774
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	Minsur	PERU	CID001182
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	Thaisarco	THAILAND	CID001898
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Metal	Smelter / Refiner Name	Country	Smelter ID
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Fenix Metals	POLAND	CID000468
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004

Metal	Smelter / Refiner Name	Country	Smelter ID
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Metal	Smelter / Refiner Name	Country	Smelter ID
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Metal	Smelter / Refiner Name	Country	Smelter ID
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Section 2: Smelters/refiners that are CFSI Active

Metal	Smelter / Refiner Name	Country	Smelter ID
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Tony Goetz NV	BELGIUM	CID002587
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231

Metal	Smelter / Refiner Name	Country	Smelter ID
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158